Exhibit 10.1

THIS FIRST AMENDMENT TO THE FULTON FINANCIAL CORPORATION DEFERRED COMPENSATION PLAN, as restated January 1, 2015, is hereby adopted this 31st day of October, 2018, effective January 1, 2019 as provided herein.

WITNESSETH:

WHEREAS, Fulton Financial Corporation (herein called the “Principal Employer”), along with various of its subsidiaries, heretofore adopted a nonqualified deferred compensation plan for the benefit of eligible employees known as the Fulton Financial Corporation Deferred Compensation Plan (the “Plan”);

WHEREAS, Section 6.02 of the Plan provides that the Principal Employer has the right to amend the Plan through its Retirement Plan Administrative Committee (the “Committee”) if the Committee determines the amendment is helpful to the administration and operation of the Plan and is not expected to have a material financial impact on the liability of the Employers under the Plan; and

WHEREAS, the Principal Employer desires to amend the Plan to revise the Plan’s definition of “Employee” and make certain other clarifying changes.

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Committee by Section 6.02 of the Plan, the Plan is hereby amended as follows:

1.	Effective January 1, 2019, Section 1.14 is added as follows:

Section 1.14: Senior Management. The Executive Officers designated in Fulton Financial Corporation’s Annual Report on Form 10-K.

2.	Effective January 1, 2019, Section 6.02 (b) shall be amended to replace the name “Retirement Plans Administrative Committee” with the name “Retirement Plan Administrative Committee.”

3.	Effective January 1, 2019, Sections 1.03, 1.07, 1.08 and 3.01(d) of the Plan are amended in their entirety to read as follows:

Section 1.03: Beneficiary. Any person or persons designated by a Participant on a beneficiary designation form or, if there should be no such designation or if the designated person(s) should predecease the Participant, the spouse, children (which does not include step-children), parents, brothers and sisters, and estate of the Participant, in the order listed.

Section 1.07: Employee. Any person: (i) who is a member of the Employer's board of directors; (ii) who is a member of an advisory board approved by the Employer; (iii) who is employed by the Employer and is a member of Senior Management; or (iv) who is employed by the Employer in a position as a Senior Vice President or higher with an annual base pay in excess of $150,000. No person in the service of the Employer who is not a member of the Employer's board of directors, an advisory board, or a member of a select group of management or highly compensated employees as such group is described in section 201(2) of ERISA shall be eligible to participate hereunder.

Section 1.08: Employer. Fulton Financial Corporation; Fulton Bank, N.A.; other subsidiary banks owned by Fulton Financial Corporation; and any successor thereto which assumes the obligations hereunder, and any other entity which adopts this Plan with the consent of Fulton Financial Corporation. While these entities are collectively referred to as the “Employer,” each such entity shall, for purposes hereof, be deemed an “Employer” only with respect to its own Employees.

Section 3.01: Participant Compensation Deferrals and Matching Contributions.

(d)
Each Participant hereunder who in a Plan Year: (i) is employed by Fulton Financial Corporation and is a member of Senior Management, an Executive Vice President or a Senior Executive Vice President; (ii) is also eligible to participate in the Fulton 401(k) Plan; (iii) has Compensation in excess of the maximum amount of annual compensation (Code section 401(a)(17) limit, as indexed) that can be taken into account under the Fulton 401(k) Plan; and (iv) makes Compensation Deferrals under this Plan for such Plan Year out of his Compensation that is in excess of the maximum amount of annual compensation that can be taken into account under the Fulton 401(k) Plan, shall be eligible hereunder for a Matching Contribution on such Compensation Deferrals at the same matching rate that is in effect that Plan Year under the Fulton 401(k) Plan. An eligible Participant’s Matching Contributions hereunder shall be determined as soon as practicable after the end of such Plan Year and promptly credited to the Participant’s Matching Contribution Subaccount. A Participant shall always be one hundred percent (100%) vested in the Participant’s Matching Contribution Subaccount (and the investment gains and losses deemed credited thereto).

IN WITNESS WHEREOF, this First Amendment was duly executed on this 31st day of October, 2018.

FULTON FINANCIAL CORPORATION
RETIREMENT PLAN
ADMINISTRATIVE COMMITTEE

By: /s/ Bernadette M. Taylor
Bernadette M. Taylor
Senior Executive Vice President and
Chief Human Resources Officer